Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Kelley Partners 1994 Development Drilling Program (the “Partnership”) on Form 10-Q for the period ending June 30, 2002 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I Rick G. Lester, Manager, Executive Vice President and Chief Financial Officer of Contour Energy E&P, LLC, the managing general partner of the Partnership, certify, to my knowledge, that:

1.  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

/s/ RICK G. LESTER
Rick G. Lester, Manager, Executive Vice President and Chief Financial Officer, Contour Energy E&P, LLC, Managing General Partner (principal financial officer)

August 22, 2002